UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2003

HOSPITALITY PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

617-964-8389
(Registrant’s telephone number, including area code)

Item 5. Other Events.

        On August 29, 2003, our Board of Trustees elected Frank J. Bailey to fill the vacancy on the Board and on our Audit Committee created by the resignation on that date of William J. Sheehan as a Trustee.

    Mr. Sheehan had been a Trustee and member of the Audit Committee since 1995. Effective in September 2003, Mr. Sheehan will become Director of Internal Audit and Compliance for us and for Reit Management & Research LLC, our investment manager.

    Mr. Bailey (age 48) has been a partner of the Boston based law firm of Sherin & Lodgen LLP for over five years. Mr. Bailey is also a Trustee of Senior Housing Properties Trust, a real estate investment trust which invests in senior housing properties.

    Mr. Bailey is a Trustee in Group II of our Board of Trustees and his term of office will expire at our 2006 annual meeting of shareholders. Mr. Bailey is one of our independent trustees within the meaning of our declaration of trust; that is, trustees who are not officers of ours or affiliates of either HRPT Properties Trust, our former parent, or Reit Management & Research LLC. We refer you to the other information with respect to our Board of Trustees and its members contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2002 and the portions of our definitive Proxy Statement for our annual shareholders meeting held on May 6, 2003 which were incorporated in that report, each as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST (Registrant) By: /s/ Mark L. Kleifges Mark L. Kleifges Treasurer

Dated: August 29, 2003